Exhibit 10.57

March 10, 2003

Jeffrey Schwartz
President and
Chief Executive Officer
Direct Line:  949.225.4510
FAX:   949.797.0488
jeffreys@autobytel.com

Robert S. Grimes
R.S. Grimes & Co., Inc.
The Empire State Building
350 Fifth Avenue, Suite 7801
New York, NY 10018

Dear Mr. Grimes:

          Reference is hereby made to that certain Consulting Agreement entered between Autobytel Inc. (formerly autobytel.com inc.) and Robert Grimes as of April 1, 2000.

          The parties hereby agree to extend the term of the agreement through March 31, 2004. All other terms and conditions remain unchanged.

          Please evidence your agreement with the foregoing by signing below and returning a copy to the undersigned.

Very truly yours,

AUTOBYTEL INC.

By:	/s/ JEFFREY SCHWARTZ

Jeffrey Schwartz

AGREED AND ACCEPTED

This 10th day of March, 2003

/s/ ROBERT S. GRIMES

Robert S. Grimes